EXHIBIT 2 (a)

                             AGREEMENT AMONG FILERS

     The undersigned filers (the "Filers") hereby agree as follows:

     WHEREAS, Vance, Teel & Company, Ltd. has purchased depositary units of limited partnership interest of Corporate Realty Income Fund I, L.P.; and

     WHEREAS, the Filers are obligated to file Statements on Schedule 13G with the United States Securities and Exchange Commission (the "SEC") to report their purchases of such securities;

     NOW,  THEREFORE,  the undersigned  hereby agree that a single  Statement on
Schedule 13G be filed with the SEC on behalf of each of them.


Dated:  May 5, 2000               VANCE, TEEL & COMPANY, LTD.

                                  BY:  VANCE CAPITAL CORPORATION,
                                       General Partner


                                  BY:  /s/ Robert F. Gossett, Jr.
                                       ------------------------------------
                                       Robert F. Gossett, Jr.,  Managing
                                       Director


Dated:  May 5, 2000               VANCE CAPITAL CORPORATION


                                  BY:  /s/ Robert F. Gossett, Jr.
                                       ------------------------------------
                                       Robert F. Gossett, Jr., Managing
                                       Director


Dated:  May 5, 2000                    /s/ Robert F. Gossett, Jr.
                                       ------------------------------------
                                       Robert F. Gossett, Jr.


Dated:  May 5, 2000                    /s/ Pauline G. Gossett
                                       ------------------------------------
                                       Pauline G. Gossett